Contacts at the Company
William H. Baumhauer, CEO
Frederick J. Dreibholz, CFO
Telephone: (303)804-1333

Market: Nasdaq/NMS
Symbol:CMPP

FOR IMMEDIATE RELEASE
January 20, 2004

CHAMPPS ENTERTAINMENT INC. EXECUTES COMMITMENT FOR $25,000,000 CREDIT FACILITY

        Littleton, Colo, January 20, 2004– Champps Entertainment, Inc. (Nasdaq:CMPP) today announced that it has executed a commitment for a $25,000,000 credit facility with LaSalle Bank. The final closing is contingent upon the successful negotiation, execution and delivery of definitive documentation and no material adverse changes to Champps’ business before the closing.

        Proceeds from the commitment will be used to pay down higher interest rate debt of Champps and for general corporate purposes.

        William H. Baumhauer, Champps’ Chairman, President and Chief Executive Officer, commented: “We are pleased to begin a relationship with LaSalle Bank. The credit facility, when executed, will provide the Company capital at a lower cost than our existing debt.”

        Littleton, Colo.-based Champps Entertainment, Inc. currently owns and operates 47 and franchises 12 Champps Americana restaurants in 21 states. Champps, which competes in the upscale casual dining segment, offers an extensive menu consisting of freshly prepared food, coupled with exceptional service. Champps presents an exciting environment through the use of videos, music, sports and promotions.

Statements made in this press release include forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Information on significant potential risks and uncertainties that may cause such differences include, but are not limited to, those mentioned by the Company from time to time in its filings with the Securities and Exchange Commission. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “should” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and, therefore, readers should not place undue reliance on these forward-looking statements.